Exhibit 99.1

CARRIZO OIL & GAS, INC.	News

PRESS RELEASE	Contact:	Jeffrey P. Hayden, CFA, VP - Financial Planning and Analysis
(713) 328-1044
Kim Pinyopusarerk, Manager - Investor Relations
(713) 358-6430

CARRIZO OIL & GAS ANNOUNCES SECOND QUARTER RESULTS

HOUSTON, August 7, 2019—Carrizo Oil & Gas, Inc. (Nasdaq: CRZO) today announced the Company’s financial results for the second quarter of 2019 and provided an operational update. Highlights include:

Second Quarter 2019 Highlights

•	Total production of 65,643 Boe/d, 15% above the second quarter of 2018 and 6% above the prior quarter

•	Crude oil production of 44,413 Bbls/d, 17% above the second quarter of 2018 and 9% above the prior quarter

•	Net income attributable to common shareholders of $102.2 million, or $1.10 per diluted share, and Net cash provided by operating activities of $176.7 million

•	Adjusted net income attributable to common shareholders of $65.9 million, or $0.71 per diluted share, and Adjusted EBITDA of $188.4 million

Operational Highlights

•	Production from new multipads in the Eagle Ford Shale deliver strong results

•	Delaware Basin well costs averaged less than $7.5 million during the second quarter, below guidance of $7.8-$8.2 million

•	Reducing 2019 DC&I capital expenditure guidance by approximately 5% while reiterating 2019 production guidance

•

Entered into a definitive merger agreement pursuant to which Callon Petroleum Company (NYSE: CPE) (“Callon”) will acquire Carrizo in an all-stock transaction valued at approximately $3.2 billion as of the date of public announcement of the merger agreement, inclusive of Carrizo’s net debt

Carrizo reported second quarter of 2019 net income attributable to common shareholders of $102.2 million, or $1.10 per basic and diluted share, compared to net income attributable to common shareholders of $30.1 million, or $0.37 and $0.36 per basic and diluted share, respectively, in the second quarter of 2018. The net income attributable to common shareholders for the second quarter of 2019 and the second quarter of 2018 include certain items typically excluded from published estimates by the investment community. Adjusted net income attributable to common shareholders, which excludes the impact of these items as described in the non-GAAP reconciliation tables below, for the second quarter of 2019 was $65.9 million, or $0.71 per diluted share, compared to $66.6 million, or $0.79 per diluted share, in the second quarter of 2018.

For the second quarter of 2019, Adjusted EBITDA was $188.4 million. Adjusted EBITDA and the reconciliation to net income attributable to common shareholders and net cash provided by operating activities are presented in the non-GAAP reconciliation tables below.

Production volumes during the second quarter of 2019 were 5,974 MBoe, or 65,643 Boe/d, 15% higher than the second quarter of 2018 and 6% above the prior quarter. As previously disclosed in the “Second Quarter Update” portion of the Company’s July 15, 2019 press release, total production was slightly below the Company’s original guidance range of 66,500-67,500 Boe/d due to unexpected downtime at third-party midstream facilities, which negatively impacted second quarter production by more than 4,000 Boe/d. Adjusting for this impact, total production for the quarter would have exceeded the high end of the Company’s guidance range. The year-over-year growth was driven by strong production from both of the Company’s core plays. Crude oil production during the second quarter of 2019 averaged 44,413 Bbls/d, 17% higher than the second quarter of 2018 and 3% above the high end of the Company’s guidance range; natural gas and NGL production were 64,805 Mcf/d and 10,429 Bbls/d, respectively, during the second quarter of 2019.

Drilling, completion, and infrastructure (DC&I) capital expenditures for the second quarter of 2019 were $131.1 million, at the low end of the Company’s original guidance range of $130-$150 million. Approximately 66% of the second quarter DC&I spending was in the Eagle Ford Shale, with the balance in the Delaware Basin. Land and seismic capital expenditures during the quarter were $3.6 million, and were primarily focused in the Delaware Basin.

Based on efficiencies achieved year to date, Carrizo is reducing its 2019 DC&I capital expenditure guidance to $500-$550 million from $525-$575 million. The Company’s 2019 development plan continues to call for it to run an average of 3-4 rigs during the year between its assets in the Eagle Ford Shale and Delaware Basin. Based on this level of activity, Carrizo is reiterating its 2019 production guidance. In light of the pending merger with Callon, Carrizo does not, in general, plan to provide or update guidance on commodity price realizations or expenses during the pendency of the merger. In addition, investors are cautioned not to rely on any prior forward-looking statements regarding these items, as they spoke only as of the date provided and were subject to the specific risks and uncertainties that accompanied such statements.

S.P. “Chip” Johnson, IV, Carrizo’s President and CEO, commented on the results, “The second quarter was another strong quarter for Carrizo. Despite the impact of a material amount of weather-related downtime at a third-party midstream facility in June, we still delivered crude oil production that exceeded the high end of our guidance range. Our shift to large-scale multipad developments continues to pay dividends as these projects have delivered strong production and further efficiency gains. This can be seen in our capital spending so far this year, which has come in below our budgeted expectations. As a result, we are reducing our 2019 capex guidance range by approximately 5% while maintaining our production guidance for the year.

“We are excited about our pending merger with Callon, which should create a premier, oily mid-cap E&P company, with strong positions in the Permian Basin and Eagle Ford Shale. The added scale of the combined company should allow us to take the efficiencies we have already generated through large-scale multipad developments to the next level. I want to thank our management team and employees for all of their hard work and dedication over the years. We have accomplished a great deal at Carrizo, and it wouldn’t have been possible without you.”

Proposed Merger with Callon Petroleum

As previously announced on July 15, 2019, Carrizo and Callon entered into a definitive merger agreement, pursuant to which Callon will acquire Carrizo in an all-stock transaction valued at approximately $3.2 billion inclusive of Carrizo’s net debt (based on Callon’s stock price at the time of announcement). Shareholders of Carrizo will receive 2.05 shares of Callon common stock in exchange for each share of Carrizo common stock, and will own approximately 46% of the combined company, on a fully-diluted basis, immediately following the close of the merger. The transaction is expected to close in the fourth quarter of 2019, subject to the approval of both Carrizo and Callon shareholders, the satisfaction of certain regulatory approvals, and other customary closing conditions.

Operational Update

In the Eagle Ford Shale, where the Company holds approximately 77,000 net acres, Carrizo drilled 11 gross (10 net) operated wells during the second quarter and completed 30 gross (27 net) operated wells. Production from the play was more than 41,300 Boe/d for the quarter, up 5% versus the prior quarter as production from the Company’s multipads continued to drive strong growth; crude oil accounted for 81% of the Company’s production from the play. At the end of the quarter, Carrizo had 23 gross (21 net) operated Eagle Ford Shale wells in progress or waiting on completion. The Company is currently operating one rig in the Eagle Ford Shale.

Carrizo continues to be pleased with the performance of its large-scale multipads in the Eagle Ford Shale. During June, the Company brought on production from a 13-well multipad in its Brown Trust project area; to date, the project has achieved a peak 30-day rate of approximately 11,100 Boe/d (85% oil) from restricted chokes. During July, the Company brought on production from a 14-well multipad in its Irvin project area; to date, the project has achieved a peak 7-day rate of more than 8,000 Boe/d (93% oil) from restricted chokes. The average lateral length of the wells was approximately 6,100 ft. and 6,700 ft. for Brown Trust and Irvin, respectively.

In the Delaware Basin, where it holds approximately 45,000 net acres, Carrizo drilled 6 gross (5 net) operated wells during the second quarter and completed 3 gross (3 net) wells. Production from the play was approximately 24,300 Boe/d for the quarter, up 8% versus the prior quarter due to the strong performance of the Company’s initial multilayer cube test in the play. Production during the quarter was negatively impacted by an extended period of downtime at a third-party gas processing plant due to significant damage associated with heavy thunderstorms; while Carrizo was able to lessen the impact by offloading production to a separate facility, this still caused the Company to materially curtail volumes during June. The impact of the plant downtime reduced Carrizo’s second quarter production by more than 3,000 Boe/d (40% oil). The plant issues were remedied in early July and the Company’s production has returned to normal. Crude oil production during the second quarter was approximately 10,900 Bbls/d, accounting for 45% of the Company’s production from the play. At the end of the quarter, Carrizo had 10 gross (9 net) operated Delaware Basin wells in progress or waiting on completion. The Company is currently operating two rigs in the Delaware Basin.

Following up on the strong results from The Six, Carrizo’s initial large-scale, co-development test of the Wolfcamp A, B, and C, the Company began drilling its next large-scale, co-development, or cube, test, the Dorothy-Sansom project. This project is a 7-well, 5-layer co-development test of the Wolfcamp A, B, and C, as well as the 3rd Bone Spring. Carrizo is currently drilling its fourth well in the project.

As Carrizo continues to prosecute on its full-scale, multi-well pad development program, the Company has been able to deliver continued efficiency gains and cost reductions. Since the beginning of the year, when Carrizo shifted to full-scale, multi-well pad development, it has drilled wells in approximately 20-25 days, well below the 30-35 days it targeted when setting the 2019 budget. The Company’s shift to larger pads has also allowed it to achieve further completion efficiencies. During the second quarter, Carrizo’s D&C cost for its operated Delaware Basin wells equated to less than $7.5 million for a 7,000-ft. effective lateral well, below its guidance range of $7.8-$8.2 million.

Hedging Activity

Hedging continues to be an important element of Carrizo’s strategy to protect its balance sheet and provide predictable cash flows. As part of this strategy, the Company maintains an active hedging program while retaining the flexibility to benefit from commodity price increases. Carrizo currently has hedges in place covering 32,000 Bbls/d of crude oil production for the remainder of 2019, consisting of swaps covering 5,000 Bbls/d of crude oil at an average fixed price of $64.80 and three-way collars covering 27,000 Bbls/d of crude oil with an average floor price of $50.96/Bbl, ceiling price of $74.23/Bbl, and sub-floor price of $41.67/Bbl.

For 2020, the Company currently has swaps covering 3,000 Bbls/d of crude oil at an average fixed price of $55.06/Bbl and three-way collars covering 12,000 Bbls/d with an average floor price of $55.63/Bbl, ceiling price of $66.04/Bbl, and sub-floor price of $45.63/Bbl.

Please refer to the attached tables for full details of the Company’s commodity derivative contracts.

About Carrizo

Carrizo Oil & Gas, Inc. is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas from resource plays located in the United States. Our current operations are principally focused in proven, producing oil and gas plays primarily in the Eagle Ford Shale in South Texas and the Permian Basin in West Texas.

Additional Information and Where to Find It

In connection with the proposed transaction, Carrizo and Callon intend to file materials with the Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 of Callon (the “Registration Statement”) that will include a joint proxy statement of Carrizo and Callon that also constitutes a prospectus of Callon. After the Registration Statement is declared effective by the SEC, Carrizo and Callon intend to mail a definitive proxy statement/prospectus to shareholders of Carrizo and shareholders of Callon. This news release is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Carrizo and Callon may file with the SEC and send to Carrizo’s shareholders and/or Callon’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CARRIZO AND CALLON ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY CARRIZO AND CALLON WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CARRIZO, CALLON AND THE PROPOSED TRANSACTION.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Carrizo and Callon with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Carrizo will be available free of charge from Carrizo’s website at https://www.carrizo.com or by contacting Carrizo’s Investor Relations Department at 713-328-1055. Copies of documents filed with the SEC by Callon will be available free of charge from Callon’s website at https://www.callon.com or by contacting Callon’s Investor Relations Department at 281-589-5200.

Participants in the Proxy Solicitation

Carrizo, Callon and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Carrizo’s and Callon’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of Carrizo is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 2, 2019. Information regarding the executive officers and directors of Callon is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on March 27, 2019. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this communication concerning the proposed business combination between Carrizo and Callon, including any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, capital expenditure, production and other guidance, anticipated production and production growth, enhancements to shareholder value, returns on capital, future project development, free cash flow growth and improved free cash flow break-even levels, future supply costs, opportunity to capitalize on technical advances, improved capital efficiency, future capital allocation and capital expenditures, balanced cash conversion cycles, improved well uptime and incremental well reduction costs, reduction in operating cost structure, benefits from a larger production base, monetization of water assets and any other statements regarding Carrizo’s or Callon’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance, and statements related to capital requirements, expectations or projections, cost reductions, drilling, fracking and capital efficiencies, cycle times, growth within cash flow and goal of free cash flow generation, activity among basins, goals, leverage metrics, capital expenditure, infrastructure program, resource potential, guidance, results of tests, rig program, production, average well returns, estimated production results and financial performance, effects of transactions, targeted ratios and other metrics, timing, levels of and potential production, expectations regarding growth, oil and gas prices, drilling and completion activities and optimization, benefits of certain well completion designs, well spacing, landing zone optimization, drilling techniques, including multi-pad and multi-zone drilling, completion and development techniques, drilling inventory, including timing thereof, well costs, break-even prices, production mix, development plans, hedging activity, the Company’s or management’s intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future, results of the Company’s strategies and other statements that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, failure to obtain the required votes of Carrizo’s shareholders or Callon’s stockholders to approve the transaction and related matters; whether any redemption of Carrizo’s preferred stock will be necessary or will occur prior to the closing of the transaction; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Carrizo and Callon; the effects of the business combination of Carrizo and Callon, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies and other benefits in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity price changes; the risks of oil and gas activities; assumptions regarding well costs; Delaware Basin constraints; estimated recoveries; pricing and other factors affecting average well returns; results of wells and testing; failure of actual production to meet expectations; results of infrastructure program; failure to reach significant growth; performance of rig operators; spacing test results; availability of gathering systems; pipeline and other transportation issues; costs and availability of oilfield services; actions by governmental authorities; joint venture partners; industry partners; lenders and other third parties; actions by purchasers or sellers of properties; risks and effects of acquisitions and dispositions; market and other conditions; risks regarding financing; capital needs; availability of well connects; capital needs and uses; commodity price changes; effects of the global economy on exploration activity; results of and dependence on exploratory drilling activities; operating risks; right-of-way and other land issues; availability of capital and equipment; and weather. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Carrizo’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is on file with the SEC and available from Carrizo’s website at https://www.carrizo.com and in other documents Carrizo files with the SEC, and in Callon’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is on file with the SEC and available from Callon’s website at https://www.callon.com and in other documents Callon files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Carrizo nor Callon assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

(Financial Highlights to Follow)

CARRIZO OIL & GAS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$2,282	$2,282
Accounts receivable, net	98,444	99,723
Derivative assets	13,621	39,904
Other current assets	9,472	8,460

Total current assets	123,819	150,369

Property and equipment
Oil and gas properties, full cost method
Proved properties, net	2,587,341	2,333,470
Unproved properties, not being amortized	656,976	673,833
Other property and equipment, net	11,188	11,221

Total property and equipment, net	3,255,505	3,018,524
Deferred income taxes	177,723	—
Operating lease right-of-use assets	64,615	—
Other long-term assets	13,666	16,207

Total Assets	$3,635,328	$3,185,100

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$102,943	$98,811
Revenues and royalties payable	54,662	49,003
Accrued capital expenditures	74,005	60,004
Accrued interest	18,700	18,377
Derivative liabilities	64,751	55,205
Operating lease liabilities	34,049	—
Other current liabilities	51,430	40,609

Total current liabilities	400,540	322,009

Long-term debt	1,731,418	1,633,591
Asset retirement obligations	22,111	18,360
Operating lease liabilities	36,526	—
Deferred income taxes	8,218	8,017
Other long-term liabilities	20,101	47,797

Total liabilities	2,218,914	2,029,774

Commitments and contingencies
Preferred stock
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 200,000 issued and outstanding as of June 30, 2019 and December 31, 2018	176,056	174,422
Shareholders’ equity
Common stock, $0.01 par value, 180,000,000 shares authorized; 92,552,930 issued and outstanding as of June 30, 2019 and 91,627,738 issued and outstanding as of December 31, 2018	926	916
Additional paid-in capital	2,132,131	2,131,535
Accumulated deficit	(892,699)	(1,151,547)

Total shareholders’ equity	1,240,358	980,904

Total Liabilities and Shareholders’ Equity	$3,635,328	$3,185,100

CARRIZO OIL & GAS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Crude oil	$245,212	$229,798	$447,956	$424,717
Natural gas liquids	14,159	21,269	30,996	38,171
Natural gas	5,596	12,906	19,055	26,365

Total revenues	264,967	263,973	498,007	489,253
Costs and Expenses
Lease operating	44,514	35,151	86,545	74,424
Production and ad valorem taxes	17,793	16,127	32,687	28,675
Depreciation, depletion and amortization	80,766	72,430	156,088	136,897
General and administrative, net	17,301	18,265	42,033	45,557
(Gain) loss on derivatives, net	(20,449)	67,714	62,835	97,310
Interest expense, net	18,024	15,599	34,475	31,116
Loss on extinguishment of debt	—	—	—	8,676
Other (income) expense, net	(2,766)	2,895	1,592	2,995

Total costs and expenses	155,183	228,181	416,255	425,650
Income Before Income Taxes	109,784	35,792	81,752	63,603
Income tax (expense) benefit	(2,299)	(483)	177,096	(802)

Net Income	$107,485	$35,309	$258,848	$62,801

Dividends on preferred stock	(4,452)	(4,474)	(8,812)	(9,337)
Accretion on preferred stock	(833)	(740)	(1,634)	(1,493)
Loss on redemption of preferred stock	—	—	—	(7,133)

Net Income Attributable to Common Shareholders	$102,200	$30,095	$248,402	$44,838

Net Income Attributable to Common Shareholders Per Common Share
Basic	$1.10	$0.37	$2.70	$0.55
Diluted	$1.10	$0.36	$2.69	$0.54
Weighted Average Common Shares Outstanding
Basic	92,497	82,058	92,121	81,802
Diluted	92,700	83,853	92,479	83,240

CARRIZO OIL & GAS, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended June 30, 2019 and 2018
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance as of March 31, 2019	92,503,562	$925	$2,130,989	($1,000,184)	$1,131,730
Stock-based compensation expense	—	—	6,428	—	6,428
Issuance of common stock upon grants of restricted stock awards and vestings of restricted stock units and performance shares	49,368	1	(1)	—	—
Dividends on preferred stock	—	—	(4,452)	—	(4,452)
Accretion on preferred stock	—	—	(833)	—	(833)
Net income	—	—	—	107,485	107,485

Balance as of June 30, 2019	92,552,930	$926	$2,132,131	($892,699)	$1,240,358

Balance as of March 31, 2018	82,065,561	$821	$1,918,942	($1,528,482)	$391,281
Stock-based compensation expense	—	—	5,110	—	5,110
Issuance of common stock upon grants of restricted stock awards and vestings of restricted stock units and performance shares	41,983	—	(18)	—	(18)
Dividends on preferred stock	—	—	(4,474)	—	(4,474)
Accretion on preferred stock	—	—	(740)	—	(740)
Net income	—	—	—	35,309	35,309

Balance as of June 30, 2018	82,107,544	$821	$1,918,820	($1,493,173)	$426,468

	Six Months Ended June 30, 2019 and 2018
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance as of December 31, 2018	91,627,738	$916	$2,131,535	($1,151,547)	$980,904
Stock-based compensation expense	—	—	11,052	—	11,052
Issuance of common stock upon grants of restricted stock awards and vestings of restricted stock units and performance shares	925,192	10	(10)	—	—
Dividends on preferred stock	—	—	(8,812)	—	(8,812)
Accretion on preferred stock	—	—	(1,634)	—	(1,634)
Net income	—	—	—	258,848	258,848

Balance as of June 30, 2019	92,552,930	$926	$2,132,131	($892,699)	$1,240,358

Balance as of December 31, 2017	81,454,621	$815	$1,926,056	($1,555,974)	$370,897
Stock-based compensation expense	—	—	10,757	—	10,757
Issuance of common stock upon grants of restricted stock awards and vestings of restricted stock units and performance shares	652,923	6	(30)	—	(24)
Dividends on preferred stock	—	—	(9,337)	—	(9,337)
Accretion on preferred stock	—	—	(1,493)	—	(1,493)
Loss on redemption of preferred stock	—	—	(7,133)	—	(7,133)
Net income	—	—	—	62,801	62,801

Balance as of June 30, 2018	82,107,544	$821	$1,918,820	($1,493,173)	$426,468

CARRIZO OIL & GAS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash Flows From Operating Activities
Net income	$107,485	$35,309	$258,848	$62,801
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	80,766	72,430	156,088	136,897
(Gain) loss on derivatives, net	(20,449)	67,714	62,835	97,310
Cash paid for commodity derivative settlements, net	(4,522)	(24,083)	(7,160)	(38,448)
Loss on extinguishment of debt	—	—	—	8,676
Stock-based compensation expense, net	3,854	7,206	7,969	10,724
Deferred income tax (benefit) expense	1,697	336	(177,521)	529
Non-cash interest expense, net	668	600	1,271	1,262
Other, net	715	6,664	2,079	3,975
Changes in components of working capital and other assets and liabilities-
Accounts receivable	(3,515)	(8,301)	(7,824)	2,437
Accounts payable	7,841	(11,648)	(6,544)	3,878
Accrued liabilities	2,165	(8,566)	12,733	(12,883)
Other assets and liabilities, net	(12)	(513)	(978)	(1,286)

Net cash provided by operating activities	176,693	137,148	301,796	275,872

Cash Flows From Investing Activities
Capital expenditures	(191,436)	(195,954)	(362,478)	(430,639)
Acquisitions of oil and gas properties	—	—	8,222	—
Proceeds from divestitures of oil and gas properties	2,927	3,430	6,034	345,789
Other, net	842	(1,009)	(38)	(1,096)

Net cash used in investing activities	(187,667)	(193,533)	(348,260)	(85,946)

Cash Flows From Financing Activities
Redemptions of senior notes	—	(4,425)	—	(330,435)
Redemption of preferred stock	—	—	—	(50,030)
Borrowings under credit agreement	428,258	432,596	898,890	1,126,856
Repayments of borrowings under credit agreement	(412,073)	(369,296)	(801,993)	(933,156)
Payments of credit facility amendment fees	—	(477)	(613)	(627)
Payments of dividends on preferred stock	(4,452)	(4,474)	(8,812)	(9,337)
Cash paid for settlements of contingent consideration arrangements, net	—	—	(40,000)	—
Other, net	(650)	(325)	(1,008)	(638)

Net cash provided by (used in) financing activities	11,083	53,599	46,464	(197,367)

Net Increase (Decrease) in Cash and Cash Equivalents	109	(2,786)	—	(7,441)
Cash and Cash Equivalents, Beginning of Period	2,173	4,885	2,282	9,540

Cash and Cash Equivalents, End of Period	$2,282	$2,099	$2,282	$2,099

CARRIZO OIL & GAS, INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of Net Income Attributable to Common Shareholders (GAAP) to Adjusted Net Income Attributable to Common Shareholders (Non-GAAP)

Adjusted net income attributable to common shareholders is a non-GAAP financial measure which excludes certain items that are included in net income attributable to common shareholders, the most directly comparable GAAP financial measure. Items excluded are those which the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring.

Adjusted net income attributable to common shareholders is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net income attributable to common shareholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry.

Adjusted net income attributable to common shareholders should not be considered in isolation or as a substitute for net income attributable to common shareholders or any other measure of a company’s financial performance or profitability presented in accordance with GAAP. A reconciliation of the differences between net income attributable to common shareholders and adjusted net income attributable to common shareholders is presented below. Because adjusted net income attributable to common shareholders excludes some, but not all, items that affect net income attributable to common shareholders and may vary among companies, our calculation of adjusted net income attributable to common shareholders may not be comparable to similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except per share amounts)
Net Income Attributable to Common Shareholders (GAAP)	$102,200	$30,095	$248,402	$44,838
Loss on redemption of preferred stock	—	—	—	7,133
Income tax expense (benefit)	2,299	483	(177,096)	802
(Gain) loss on derivatives, net	(20,449)	67,714	62,835	97,310
Cash paid for commodity derivative settlements, net	(4,522)	(24,083)	(7,160)	(38,448)
Non-cash general and administrative, net	3,854	7,206	7,969	10,724
Loss on extinguishment of debt	—	—	—	8,676
Non-recurring and other expense, net	921	4,264	5,279	5,457

Adjusted income before income taxes	84,303	85,679	140,229	136,492
Adjusted income tax expense (1)	(18,379)	(19,106)	(30,570)	(30,438)

Adjusted Net Income Attributable to Common Shareholders (Non-GAAP)	$65,924	$66,573	$109,659	$106,054

Net Income Attributable to Common Shareholders Per Diluted Common Share (GAAP)	$1.10	$0.36	$2.69	$0.54
Loss on redemption of preferred stock	—	—	—	0.09
Income tax expense (benefit)	0.02	0.01	(1.91)	0.01
(Gain) loss on derivatives, net	(0.22)	0.81	0.68	1.17
Cash paid for commodity derivative settlements, net	(0.05)	(0.29)	(0.08)	(0.46)
Non-cash general and administrative, net	0.05	0.08	0.09	0.13
Loss on extinguishment of debt	—	—	—	0.10
Non-recurring and other expense, net	0.01	0.05	0.05	0.06

Adjusted income before income taxes	0.91	1.02	1.52	1.64
Adjusted income tax expense	(0.20)	(0.23)	(0.33)	(0.37)

Adjusted Net Income Attributable to Common Shareholders Per Diluted Common Share (Non-GAAP)	$0.71	$0.79	$1.19	$1.27

Diluted Weighted Average Shares Outstanding	92,700	83,853	92,479	83,240

(1)

For the three and six months ended June 30, 2019, adjusted income tax expense was calculated using a rate of 21.8%, which approximates the Company’s statutory tax rate adjusted for ordinary permanent differences. For the three and six months ended June 30, 2018, adjusted income tax expense was calculated using a rate of 22.3%, which approximates the Company’s statutory rate adjusted for ordinary permanent differences.

CARRIZO OIL & GAS, INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of Net Income Attributable to Common Shareholders (GAAP) to Adjusted EBITDA (Non-GAAP) to Net Cash Provided by Operating Activities (GAAP)

Adjusted EBITDA is a non-GAAP financial measure which excludes certain items that are included in net income attributable to common shareholders, the most directly comparable GAAP financial measure. Items excluded are interest, income taxes, depreciation, depletion and amortization, impairments, dividends and accretion on preferred stock and items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring.

Adjusted EBITDA is presented because management believes it provides useful additional information to investors and analysts, for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally generate funds for exploration and development, and to service debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income attributable to common shareholders, net cash provided by operating activities, or any other measure of a company’s profitability or liquidity presented in accordance with GAAP. A reconciliation of net income attributable to common shareholders to adjusted EBITDA to net cash provided by operating activities is presented below. Because adjusted EBITDA excludes some, but not all, items that affect net income attributable to common shareholders, our calculations of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flows (Non-GAAP)

Discretionary cash flows are a non-GAAP financial measure which excludes certain items that are included in net cash provided by operating activities, the most directly comparable GAAP financial measure. Items excluded are changes in the components of working capital and other items that the Company believes affect the comparability of operating cash flows such as items that are non-recurring.

Discretionary cash flows are presented because management believes it provides useful additional information to investors for analysis of the Company’s ability to generate cash to fund exploration and development, and to service debt. In addition, management believes that discretionary cash flows is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry.

Discretionary cash flows should not be considered in isolation or as a substitute for net cash provided by operating activities or any other measure of a company’s cash flows or liquidity presented in accordance with GAAP. A reconciliation of net cash provided by operating activities to discretionary cash flows is presented below. Because discretionary cash flows excludes some, but not all, items that affect net cash provided by operating activities and may vary among companies, our calculation of discretionary cash flows may not be comparable to similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except per Boe amounts)
Net Income Attributable to Common Shareholders (GAAP)	$102,200	$30,095	$248,402	$44,838
Dividends on preferred stock	4,452	4,474	8,812	9,337
Accretion on preferred stock	833	740	1,634	1,493
Loss on redemption of preferred stock	—	—	—	7,133
Income tax expense (benefit)	2,299	483	(177,096)	802
Depreciation, depletion and amortization	80,766	72,430	156,088	136,897
Interest expense, net	18,024	15,599	34,475	31,116
(Gain) loss on derivatives, net	(20,449)	67,714	62,835	97,310
Cash paid for commodity derivative settlements, net	(4,522)	(24,083)	(7,160)	(38,448)
Non-cash general and administrative, net	3,854	7,206	7,969	10,724
Loss on extinguishment of debt	—	—	—	8,676
Non-recurring and other expense, net	921	4,264	5,279	5,457

Adjusted EBITDA (Non-GAAP)	$188,378	$178,922	$341,238	$315,335
Cash interest expense, net	(17,356)	(14,998)	(33,204)	(29,853)
Dividends on preferred stock	(4,452)	(4,474)	(8,812)	(9,337)
Other cash and non-cash adjustments, net	(4,086)	218	(2,848)	956

Discretionary Cash Flows (Non-GAAP)	$162,484	$159,668	$296,374	$277,101
Changes in components of working capital and other	14,209	(22,520)	5,422	(1,229)

Net Cash Provided By Operating Activities (GAAP)	$176,693	$137,148	$301,796	$275,872

Adjusted EBITDA (Non-GAAP)	$188,378	$178,922	$341,238	$315,335
Total barrels of oil equivalent	5,974	5,193	11,550	9,807

Adjusted EBITDA Margin ($ per Boe) (Non-GAAP)	$31.53	$34.45	$29.54	$32.15

CARRIZO OIL & GAS, INC.

PRODUCTION VOLUMES AND REALIZED PRICES

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Total production volumes -
Crude oil (MBbls)	4,042	3,445	7,707	6,517
NGLs (MBbls)	949	853	1,840	1,593
Natural gas (MMcf)	5,897	5,372	12,015	10,182

Total barrels of oil equivalent (MBoe)	5,974	5,193	11,550	9,807

Daily production volumes by product -
Crude oil (Bbls/d)	44,413	37,860	42,580	36,008
NGLs (Bbls/d)	10,429	9,379	10,168	8,800
Natural gas (Mcf/d)	64,805	59,029	66,382	56,252

Total barrels of oil equivalent (Boe/d)	65,643	57,077	63,812	54,183

Daily production volumes by region (Boe/d) -
Eagle Ford	41,370	37,039	40,456	36,335
Delaware Basin	24,273	19,783	23,356	17,522
Other	—	255	—	326

Total barrels of oil equivalent (Boe/d)	65,643	57,077	63,812	54,183

Realized prices -
Crude oil ($ per Bbl)	$60.67	$66.70	$58.12	$65.17
NGLs ($ per Bbl)	$14.92	$24.93	$16.85	$23.96
Natural gas ($ per Mcf)	$0.95	$2.40	$1.59	$2.59

CARRIZO OIL & GAS, INC.

COMMODITY DERIVATIVE CONTRACTS - AS OF AUGUST 2, 2019

(Unaudited)

									Fixed
					Fixed	Sub-Floor	Floor	Ceiling	Price
				Volumes	Price	Price	Price	Price	Differential
				(Bbls	($ per	($ per	($ per	($ per	($ per
Commodity	Period	Type of Contract	Index	per day)	Bbl)	Bbl)	Bbl)	Bbl)	Bbl)
Crude oil	3Q19	Price Swaps	NYMEX WTI	5,000	$64.80	—	—	—	—
Crude oil	3Q19	Three-Way Collars	NYMEX WTI	27,000	—	$41.67	$50.96	$74.23	—
Crude oil	3Q19	Basis Swaps	LLS-WTI Cushing	6,000	—	—	—	—	$5.16
Crude oil	3Q19	Basis Swaps	WTI Midland-WTI Cushing	9,100	—	—	—	—	($4.44)
Crude oil	3Q19	Sold Call Options	NYMEX WTI	3,875	—	—	—	$81.07	—
Crude oil	4Q19	Price Swaps	NYMEX WTI	5,000	$64.80	—	—	—	—
Crude oil	4Q19	Three-Way Collars	NYMEX WTI	27,000	—	$41.67	$50.96	$74.23	—
Crude oil	4Q19	Basis Swaps	WTI Midland-WTI Cushing	9,200	—	—	—	—	($4.64)
Crude oil	4Q19	Sold Call Options	NYMEX WTI	3,875	—	—	—	$81.07	—
Crude oil	2020	Price Swaps	NYMEX WTI	3,000	$55.06	—	—	—	—
Crude oil	2020	Three-Way Collars	NYMEX WTI	12,000	—	$45.63	$55.63	$66.04	—
Crude oil	2020	Basis Swaps	WTI Midland-WTI Cushing	10,658	—	—	—	—	($1.68)
Crude oil	2020	Sold Call Options	NYMEX WTI	4,575	—	—	—	$75.98	—
Crude oil	2021	Basis Swaps	WTI Midland-WTI Cushing	8,000	—	—	—	—	$0.18

									Fixed
					Fixed	Sub-Floor	Floor	Ceiling	Price
				Volumes	Price	Price	Price	Price	Differential
				(MMBtu	($ per	($ per	($ per	($ per	($ per
Commodity	Period	Type of Contract	Index	per day)	MMBtu)	MMBtu)	MMBtu)	MMBtu)	MMBtu)
Natural gas	3Q19	Basis Swaps	Waha-NYMEX Henry Hub	42,500	—	—	—	—	($1.49)
Natural gas	3Q19	Sold Call Options	NYMEX Henry Hub	33,000	—	—	—	$3.25	—
Natural gas	4Q19	Basis Swaps	Waha-NYMEX Henry Hub	42,500	—	—	—	—	($1.30)
Natural gas	4Q19	Sold Call Options	NYMEX Henry Hub	33,000	—	—	—	$3.25	—
Natural gas	2020	Basis Swaps	Waha-NYMEX Henry Hub	29,541	—	—	—	—	($0.77)
Natural gas	2020	Sold Call Options	NYMEX Henry Hub	33,000	—	—	—	$3.50	—